Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Instructure, Inc. 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, of our report dated February 19, 2016, with respect to the consolidated financial statements of Instructure, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Salt Lake City, UT

February 19, 2016